Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
PUBLIC ACCOUNTING FIRM
Agree Realty Corporation
Farmington Hills, Michigan
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21293) and Form S-8 (333-141471, each as amended of Agree Realty Corporation of our reports dated February 14, 2008, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this annual report on Form 10-K for the year ended December 31, 2007.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Chicago, IL
March 13, 2008